UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 13, 2017
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2017, the Board of Directors of UnitedHealth Group Incorporated (“UnitedHealth Group” or the “Company”) elected Mr. Timothy P. Flynn to serve as an independent director. There are no arrangements or understandings between Mr. Flynn and any other person pursuant to which Mr. Flynn was appointed to serve on the Board of Directors. Mr. Flynn has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At the time of this filing, Mr. Flynn has not yet been appointed to any committees of the Board of Directors.

Mr. Flynn was the Chairman of KPMG International ("KPMG"), a global professional services organization that provides audit, tax, and advisory services, from 2007 until his retirement in October 2011. From 2005 until 2010, he served as Chairman and from 2005 to 2008 as Chief Executive Officer of KPMG LLP in the U.S., the largest individual member firm of KPMG. Prior to serving as Chairman and CEO of KPMG LLP, Mr. Flynn was Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for Audit, Risk Advisory and Financial Advisory Service practices. Mr. Flynn has served as a member of the board of directors of JPMorgan Chase & Co. since 2012, as a member of the Board of Directors of Alcoa since November 2016 and as a member of the board of directors of Wal-Mart Stores, Inc. since 2012. He previously served as a member of the board of directors of The Chubb Corporation from September 2013 until its acquisition in January 2016 and as the Advisory Chair for the Americas at British Telecom, a role that he held from April 2014 to September 2016. He has been a director of the International Integrated Reporting Council since September 2015, while he previously served as a trustee of the Financial Accounting Standards Board, as a member of the World Economic Forum's International Business Council, and was a founding member of The Prince of Wales' International Integrated Reporting Committee.

Mr. Flynn will receive compensation for his services as a director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Flynn, which requires the Company to indemnify him against certain liabilities that may arise as a result of his status or service as a director. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2015.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release issued by UnitedHealth Group Incorporated dated January 17, 2017

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2017

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Dannette L. Smith
Name	Dannette L. Smith
Title	Secretary to the Board of Directors

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by UnitedHealth Group Incorporated dated January 17, 2017

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